UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2015

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

670 D Enterprise Drive Lewis Center, Ohio	43035
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Background

As previously reported, on August 14, 2014, Midwest Energy Emissions Corp. (the "Company") and its wholly-owned subsidiary, MES, Inc. ("MES", and together with the Company, collectively the "Companies") entered into a series of agreements, including a certain Financing Agreement (the "Original Financing Agreement") with AC Midwest Energy LLC ("AC Midwest"), pursuant to the terms of which AC Midwest purchased from the Company a 12% senior secured convertible note in the principal amount of $10.0 million (the "Original Note") and a five year warrant (the "Warrant") to purchase up to an additional 12,500,000 shares of the Company's common stock. The Original Note matures on July 31, 2018 and, among other things, is secured by all of the assets of the Companies. The Original Financing Agreement contains numerous affirmative obligations and negative covenants.

Also as previously reported, on March 16, 2015, the above-referenced parties entered into series of amendments related to the Original Financing Agreement, including (i) a Waiver and Amendment to Financing Agreement and Reaffirmation of Guaranty (the "First Amended Financing Agreement"), pursuant to which the Company made a $3.0 million payment toward the principal balance of the Original Note and the conversion price of the Original Note was adjusted to $0.50 per share of common stock, and (ii) an amendment to the Warrant, pursuant to which the exercise price of the Warrant was adjusted to $0.50 per share of common stock. The Companies also agreed to certain new financial covenants as part of the First Amended Financing Agreement which included a waiver for compliance of certain covenants in the periods prior to the date of the First Amended Financing Agreement. The Warrant remains subject to certain anti-dilution adjustments including percentage based anti-dilution protection requiring that the aggregate number of shares of common stock purchasable upon its initial exercise not be less than an amount equal to 15% of the Company's then outstanding shares of capital stock on a fully diluted basis.

Interest on the Original Note was payable in kind (the "PIK Interest") though August 13, 2015, is payable at a rate of 2% in cash and 10% PIK Interest through August 13, 2016, and thereafter is payable entirely in cash. Interest is calculated on the basis of a 360-day year and actual days elapsed, and it accrues or is payable, as applicable, monthly in arrears on or before the last day of each calendar month. Commencing on August 1, 2016 and continuing each quarter thereafter, the Company shall pay principal on the Original Note equal to 7.5% of the outstanding principal amount of the Original Note as of August 1, 2016 (before giving effect to the prepayment), with a final payment of all outstanding principal together with all unpaid interest due at maturity. As of September 30, 2015, total principal of $8,241,905 was outstanding on the Original Note.

The foregoing summary of certain provisions of the Original Financing Agreement and Warrant is qualified in its entirety by reference to the actual documents, copies of which are filed as Exhibits 10.1 and 10.2 to the Current Report on Form 8-K filed on August 15, 2014, and are incorporated by reference herein. The foregoing summary of certain provisions of the First Amended Financing Agreement and the aforesaid amendment to the Warrant is qualified in its entirety by reference to the actual documents, copies of which are filed as Exhibits 10.25 and 10.26 to the Annual Report on Form 10-K for the year ended December 31, 2014 filed on March 20, 2015, and are incorporated by reference herein.

Second Series of Amendments to AC Midwest Financing

On November 16, 2015, the above-referenced parties entered into a second series of amendments related to the Original Financing Agreement, as amended pursuant to First Amended Financing Agreement, including (i) a Waiver and Amendment No. 2 to Financing Agreement and Reaffirmation of Guaranty (the "Second Amended Financing Agreement") (the "Second Amended Financing Agreement" and, together with the Original Financing Agreement and First Amended Financing Agreement, the "Financing Agreement"), pursuant to which AC Midwest purchased from the Company an additional 12% senior secured convertible note in the principal amount of $600,000 with a conversion price of $0.50 per share of common stock (the "First New Note") and (ii) a five year warrant to purchase up to an additional 5,000,000 shares of common stock at an exercise price of $0.35 per share of common stock (the "New Warrant").

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In addition, the Second Financing Amendment allows for two additional 12% senior secured convertible notes totaling up to $1,400,000 (which together with the First New Note are referred to herein as the "New Notes") to be purchased by AC Midwest during 2016 as per the following terms and conditions. If the Company has given AC Midwest written notice of its desire to sell to AC Midwest the second New Note on or before January 15, 2016, and the applicable terms and conditions to require AC Midwest to purchase the second New Note are satisfied, then on January 29, 2016, AC Midwest shall pay $400,000, as the purchase price of the second New Note to the Company, and the Company shall deliver to AC Midwest the second New Note in the original principal amount of $400,000. Thereafter, if the Company has given AC Midwest on or after February 1, 2016 and on or before June 15, 2016 written notice of its desire to sell to AC Midwest the third New Note, which notice shall set forth the principal amount of such additional New Note in an amount up a maximum principal amount of $1,000,000 (the "Requested Amount"), and (i) the applicable terms and conditions are satisfied to require AC Midwest to purchase the third New Note, and (ii) AC Midwest in its sole and absolute discretion has given the Company written notice that AC Midwest has elected to purchase the third New Note in the Requested Amount, AC Midwest shall pay the Requested Amount, as the purchase price of the third New Note, to the Company, and the Company shall deliver to AC Midwest a third New Note in the original principal amount of the Requested Amount.

Similar to the Original Note, as amended, all indebtedness under the New Notes shall be convertible into common stock of the Company at $0.50 per share, subject to weighted average anti-dilution adjustments to the extent that following the issuance of the New Notes, the Company issues securities or rights to acquire securities at an effective purchase price below the conversion price for the New Notes.

Each of the New Notes, like the Original Note, shall mature on July 31, 2018 and, among other things, shall be secured by all of the assets of the Companies. Interest on the New Notes shall be payable at a rate of 2% in cash and 10% PIK Interest through August 13, 2016, and thereafter is payable entirely in cash. Commencing on August 1, 2016 and continuing each quarter thereafter, the Company shall pay principal on the New Notes equal to 7.5% of the outstanding principal amount of the New Notes as of August 1, 2016 (before giving effect to the prepayment), with a final payment of all outstanding principal together with all unpaid interest due at maturity.

The New Warrant is immediately exercisable for 3,600,000 shares of common stock with the remaining 1,400,000 shares of common stock exercisable proportionately to such additional New Notes up to $1,400,000 purchased by AC Midwest as described above. The New Warrant remains subject to certain anti-dilution adjustments including percentage based anti-dilution protection, requiring that the aggregate number of shares of common stock purchasable upon any exercise date not be less than an amount equal to 0.12% per 100,000 shares of common stock purchasable of the Company's then outstanding shares of capital stock on a fully diluted basis, with the result that if the New Warrant is exercised in full for all 5,000,000 shares of common stock, the aggregate number of shares of common stock purchasable upon exercise of the New Warrant will not be less than an amount equal to 6% of the Company's then outstanding shares of capital stock on a fully diluted basis.

The Second Amended Financing Agreement also modified various financial and other covenants and provisions, and waived (i) compliance by the Company with certain financial covenants ("Defaulted Covenants"), (ii) the event of default occurring by reason of the Company's failure to comply with the Defaulted Covenants occurring on or before October 31, 2015 and (iii) AC Midwest's remedies under the Financing Agreement with respect to the Defaulted Covenants and the resulting event of default.

The foregoing summary of certain provisions of the Second Amended Financing Agreement and New Warrant is qualified in its entirety by reference to the actual documents, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated by reference herein.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

The foregoing securities were sold in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Waiver and Amendment No. 2 to Financing Agreement, and Reaffirmation of Guaranty among Midwest Energy Emissions Corp., MES, Inc. and AC Midwest Energy LLC dated as of November 16, 2015

10.2*	Warrant for 5,000,000 shares issued to AC Midwest Energy LLC dated as of November 16, 2015

10.3*	Amendment No. 1 to Investor/Registration Rights Agreement by and between Midwest Energy Emissions Corp. and AC Midwest Energy LLC dated as of November 16, 2015

_______________

* Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: November 20, 2015	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer

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